SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: March 3, 2004


                              ENERGY PRODUCERS, INC.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 140, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)




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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 3, 2004 the registrant announced in a press release that it had acquired ACSports.Com ("ACSports"). Initially all preliminary information found through the registrant's normal due diligence process found ACSports to be an entity worth acquiring. However, after a more comprehensive due diligence process, certain factors relating to litigation were found that were not initially disclosed by ACSports or its principals. Registrant's Board of Directors has unilaterally voted to not move forward with the acquisition and have found that it would not be in the best interest of registrant and its shareholders to acquire the entity with the potential liabilities that ACSports and its principals have incurred.


       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President

Date:  March 29, 2004